Exhibit 10.1

HAEMONETICS CORPORATION
2019 LONG-TERM INCENTIVE COMPENSATION PLAN
PERFORMANCE SHARE UNIT AWARD AGREEMENT
This PERFORMANCE SHARE UNIT AWARD AGREEMENT (the “Award Agreement”), dated as of [●] (the “Date of Grant”), is delivered by Haemonetics Corporation (the “Company”) to [●] (the “Participant”).
RECITALS
The Haemonetics Corporation 2019 Long-Term Incentive Compensation Plan (as amended and/or restated from time to time, the “Plan”) provides for the grant of performance-based restricted share units in accordance with the terms and conditions of the Plan. The Committee has decided to make this grant of performance-based restricted share units as an inducement for the Participant to promote the best interests of the Company and its stockholders. This Award Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.
1.Grant of Performance Share Units. Subject to the terms and conditions set forth in this Award Agreement and in the Plan, the Company hereby grants the Participant a target award of [●] performance-based restricted share units (the “Performance Share Units”), subject to the terms and restrictions set forth below and in the Plan (such amount of Performance Share Units, the “Target Award”). Each Performance Share Unit represents the right of the Participant to receive a share of common stock of the Company (“Company Stock”), if and when the specified conditions are met in Section 3 below, and on the applicable payment date set forth in Section 5 below.
2.Performance Share Units are Hypothetical Shares. Performance Share Units represent hypothetical shares of Company Stock, and not actual shares of stock. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Performance Share Units. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this Award.
3.Vesting.
(a)Subject to the terms of this Section 3 and the terms of Appendix A, which is incorporated by reference herein, the Performance Share Units shall become vested upon satisfaction of the Performance Goals and terms as set forth in Appendix A to this Award Agreement. The Committee shall determine whether such Performance Goals have been satisfied.
(b) If the vesting terms set forth in Appendix A would produce fractional Performance Share Units, the number of Performance Share Units that vest shall be rounded down to the nearest whole Performance Share Unit.
(c)Notwithstanding anything to the contrary contained in a written employment agreement, severance agreement, change of control agreement or other agreement entered into by and between the Participant and the Employer, this Section 3(c) shall apply in the event of a

Change of Control before the Vesting Date (a “Qualifying Change of Control”) and while the Participant continues to be employed by the Employer.
(i)Effective as of immediately prior to a Qualifying Change of Control, but subject to the occurrence of such Change of Control, the number of Performance Share Units eligible to be vested shall be equal to the greater of the number of shares of Common Stock under the (a) the Target Award multiplied by a fraction, the numerator of which is the number of days elapsed from the Date of Grant to the date of the Qualifying Change of Control, and the denominator of which is the number of days in the Vesting Period, and (b) the Share Payout as a Percentage of Target Award as determined by the Committee under the terms of Appendix A through the latest practicable date prior to such Change of Control. For purposes of this Section 3(c)(i), the Company’s average Annual Organic Revenue growth rate shall be determined by reference to the Company’s average Annual Organic Revenue growth rate for the completed fiscal years covered under this Award Agreement as set forth in Appendix A, if any, preceding the Qualifying Change of Control. The number of Performance Share Units determined in accordance with this Section 3(c)(i) is referred to as the “Change of Control Adjusted Performance Share Units”.
(ii)The Change of Control Adjusted Performance Share Units shall become vested on a Qualifying Change of Control and paid as soon as administratively practicable (but no later than thirty (30) days) following the occurrence of such Change of Control if a replacement or substitute award meeting the requirements of this Section 3(c)(ii) is not provided to the Participant in respect of such Performance Share Units. An award meeting the requirements of this Section 3(c)(ii) is referred to below as a “Replacement Award”. An award shall qualify as a Replacement Award if:
(1)It is comprised of restricted stock units with respect to a publicly traded equity security of the Company or the surviving corporation or the ultimate parent of the applicable entity following a Qualifying Change of Control;
(2)It has a fair market value at least equal to the fair market value of the Change of Control Adjusted Performance Share Units as of the date of a Qualifying Change of Control;
(3)It contains terms relating to service-based vesting (including with respect to termination of employment) that are substantially identical to the terms set forth in this Award Agreement and does not contain any terms related to performance-based vesting; and
(4)Its other terms and conditions are not less favorable to the Participant than the terms and conditions set forth in this Award Agreement or in the Plan (including provisions that apply in the event of a subsequent change of control) as of the date of a Qualifying Change of Control.
The determination of whether the conditions of this Section 3(c)(ii) are satisfied shall be made by the Committee, as constituted immediately prior to a Qualifying Change of Control, in its sole discretion, prior to such Change of Control. If a Replacement Award is provided, the Change of Control Adjusted Performance Share Units shall not be settled upon a Qualifying Change of Control, but instead as provided under Section 3(c)(iii) below.
(iii)If, in connection with a Qualifying Change of Control, the Participant is provided with a Replacement Award, such Replacement Award shall vest on the Vesting Date and be settled at the time as set forth in Appendix A, subject to the Participant having not incurred a termination of employment with the Employer prior to such Vesting Date; provided that, if, within two years following such Qualifying Change of Control, the Participant incurs a termination of employment due to being a Good Leaver (as defined below), then the Replacement Award shall become fully vested effective as of such termination of employment, and the Company shall issue one share to the Participant for each share under the Replacement Award as soon as reasonably practicable (but not later than 30 days) following such termination of employment.
(iv)For purposes of this Award Agreement, the following terms have the meanings set forth below:
(1)“Good Leaver” means the involuntary termination of the Participant’s employment by the Employer other than a termination for Cause, the Participant’s resignation for Good Reason, or the Participant’s termination of employment due to death, Disability or a Qualifying Retirement.
(2)“Good Reason” shall have the meaning given to such term in an employment agreement, severance or change in control agreement or, if there is no such agreement or if it does not define Good Reason, then Good Reason shall mean the occurrence of any one of the following in the absence of the Participant’s written consent:
a.A material diminution in the Participant’s annual base salary or target annual incentive compensation from that in effect immediately prior to a Qualifying Change of Control;
b.The assignment to the Participant of any duties materially inconsistent with the Participant’s positions (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities, or any other action by the Employer that results in a material diminution in such positions, authority, duties, or responsibilities, in each case, from those in effect immediately prior to a Qualifying Change of Control; or
c.The relocation of the Participant to a work location more than 50 miles from the Participant’s current work location (unless, as a result of such relocation, the Participant’s work location is closer to his or her place of residence);
provided that, in each case the Participant provides written notice to the Employer of the existence of one or more of the conditions described in clauses described above within 30 days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, (ii) the Employer fails to cure such event or condition within 30 days following the receipt of such notice and (iii) the Participant incurs a termination of employment within 30 days following the expiration of such cure period.
(3)“employed by the Employer” or “employment with the Employer” shall mean employment with the Company, or employment with any corporation, partnership, joint venture or other entity in which the Company, directly or indirectly, has a majority voting interest.
4.Termination of Performance Share Units.
(a)Except as set forth in this Award Agreement, if the Participant ceases to be employed by the Employer for any reason before the Vesting Date, the unvested Performance Share Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment. No payment shall be made with respect to any unvested Performance Share Units that terminate. For the avoidance of doubt, except as provided in

Section 3(c) of this Award Agreement, vesting shall not be pro-rated between the Date of Grant and the Vesting Date.
(b)If the Participant ceases to be employed by the Employer as a result of the Participant’s Disability or the Participant becoming Disabled, the Performance Share Units shall continue to vest pursuant to Section 3(a) and Appendix A of this Award Agreement, and the Share Payout as a Percentage of Target Award for the Performance Share Units shall be determined as of the Vesting Date and paid in accordance with Section 5 of this Award Agreement; provided, however that the number of shares of Company Stock paid to the Participant shall be multiplied by a fraction, the numerator of which is the number of days elapsed from the Date of Grant to the Participant’s Disability, and the denominator of which is the number of days in the Vesting Period.
(c)If the Participant ceases to be employed by the Employer as a result of the Participant’s death, the Performance Share Units shall continue to vest pursuant to Section 3(a) and Appendix A of this Award Agreement, and the Share Payout as a Percentage of Target Award for the Performance Share Units shall be determined as of the Vesting Date and paid in accordance with Section 5 of this Award Agreement; provided, however that the number of shares of Company Stock paid to the Participant’s estate or other applicable party shall be multiplied by a fraction, the numerator of which is the number of days elapsed from the Date of Grant to the Participant’s death, and the denominator of which is the number of days in the Vesting Period.
(d)If the Participant ceases to be employed by the Employer as a result of the Participant’s Qualifying Retirement, the Performance Share Units shall continue to vest pursuant to Section 3(a) and Appendix A of this Award Agreement, and the Share Payout as a Percentage of Target Award for the Performance Share Units shall be determined as of the Vesting Date and paid in accordance with Section 5 of this Award Agreement; provided, however that the number of shares of Company Stock paid to the Participant shall be multiplied by a fraction, the numerator of which is the number of days elapsed from the Date of Grant to the Participant’s Qualifying Retirement, and the denominator of which is the number of days in the Vesting Period. For purposes of this Award Agreement, a “Qualifying Retirement” shall mean that the Participant voluntarily retires from the employ of the Employer at or after both attaining age fifty-five (55) and completing five (5) consecutive years of service. For purposes of this Award Agreement, a “year of service” shall mean a twelve (12) month period of continuous full-time employment with the Employer (determined without regard to any breaks in service due to a paid leave of absence or any unpaid leave of absence authorized in writing by the Employer). For the avoidance of doubt, termination of the Participant’s employment with the Employer, either with or without Cause, shall not be treated as a Qualifying Retirement.
5.Payment of Performance Share Units and Tax Withholding.
(a)If and when the Performance Share Units vest, the Company shall issue to the Participant one share of Company Stock for each vested Performance Share Unit, subject to applicable tax withholding obligations. Subject to Sections 5(b) and 19 below, the issuance of shares of Company Stock pursuant to the preceding sentence of this Section 5(a) shall be made as soon as administratively practicable (but no later than thirty (30) days) following the applicable Vesting Date and following the certification by the Committee of the of the Company’s achievement, if any, of the Performance Goals set forth on Appendix A.
(b)All obligations of the Company under this Award Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant agrees that the Company shall automatically and mandatorily withhold a number of shares of Company Stock having a value (as measured on the date the Performance Share Units are subject to tax) equal to the Participant’s FICA, federal income, state, local and other tax liabilities required by law to be withheld with respect to the payment of the Performance Share Units. To the extent Participant’s tax liabilities are not satisfied in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Performance Share Units.
(c) The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Award Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.
6.No Stockholder Rights. Neither the Participant, nor any person or entity entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights (including Dividend Equivalents), until certificates for shares have been issued upon payment of Performance Share Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to the Performance Share Units.
7.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Performance Share Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Performance Share Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
8.No Employment or Other Rights. The grant of the Performance Share Units shall not confer upon the Participant any right to be retained by or in the employ of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment at any time. The right of any Employer to terminate at will the Participant’s employment at any time for any reason is specifically reserved. The obligations of the Company hereunder will be that of an unfunded and unsecured promise of the Company to deliver, for each vested Performance Share Unit, one share of Company Stock, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company hereunder.
9.Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Award Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Performance Share Units or any right hereunder, except as provided for in this Award Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Performance Share Units by notice to the Participant, and the Performance Share Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Award Agreement may be assigned by the Company without the Participant’s consent.
10.Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Award Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Award Agreement shall be brought only in the United States District Court for the District of Massachusetts, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Boston, Massachusetts, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.
11.Notice. Subject to Section 13 of this Award Agreement, any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.
12.Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Performance Share Units, and the right to receive and retain any Company Stock covered by this Award Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or recoupment policies, securities exchange listing standard, share trading policy or and similar standard or policy that may be required by law or implemented by the Company and that is in effect on the Date of Grant or that may be established thereafter, including, but not limited to, the Company’s Clawback Policy as set forth in the Principles of Corporate Governance, or other policy in effect from time to time, and any successor policy, whether approved before or after the Date of Grant. By accepting the Performance Share Units, the Participant agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any such Performance Share Units or shares or amounts paid under the Performance Share Units subject to clawback or recoupment pursuant to such policy, listing standard or law. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any such Performance Share Units or shares or amount paid from the Participant’s accounts, or pending or future compensation or Awards under the Plan.
13.Electronic Delivery. The Company may, in its sole discretion, deliver any documents relating to the Participant’s Performance Share Units and the Participant’s participation in the Plan, or future Awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third-party designated by the Company.

14.Severability. If any provision of this Award Agreement is held to be unenforceable, illegal or invalid for any reason, the unenforceability, illegality or invalidity will not affect the remaining provisions of the Award Agreement, and the Award Agreement is to be construed and enforced as if the unenforceable, illegal or invalid provision had not been inserted, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
15.Waiver. The waiver by the Company with respect to the Participant’s (or any other participant’s) compliance of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by such party of a provision of this Award Agreement.
16.Amendment. Except as permitted by the Plan, this Award Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the Company and the Participant.
17.Counterparts. This Award Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
18.Binding Effect; No Third Party Beneficiaries. This Award Agreement shall be binding upon and inure to the benefit of the Company and the Participant and each of their respective heirs, representatives, successors and permitted assigns. This Award Agreement shall not confer any rights or remedies upon any person other than the Company and the Participant and each of their respective heirs, representatives, successor and permitted assigns.
19.Application of Section 409A of the Code. The Award covered by this Award Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”). Notwithstanding the foregoing, if the Performance Share Units constitute “deferred compensation” under Section 409A and the Performance Share Units become vested and settled upon the Participant’s termination of employment, payment with respect to the Performance Share Units shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A and if required pursuant to Section 409A. If payment is delayed, the Performance Share Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the Performance Share Units may only be paid in a manner and upon an event permitted by Section 409A, and each payment under the Performance Share Units shall be treated as a separate payment, and the right to a series of installment payments under the Performance Share Units shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Award Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A or any regulations or other guidance issued thereunder. Notwithstanding the foregoing, the Company makes no representations and/or warranties with respect to compliance with Section 409A, and the Participant recognizes and acknowledges that Section 409A could potentially impose upon the Participant certain taxes and/or interest charges for which the Participant is and shall remain solely responsible.
20. Time for Acceptance. Unless the Participant shall evidence acceptance of this Performance Share Unit Award Agreement by electronic or other means prescribed by the Committee within ninety (90) days after its delivery, the Performance Share Units shall be null and void (unless waived by the Committee).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Award Agreement, and the Participant has executed this Award Agreement, effective as of the Date of Grant.
                    HAEMONETICS CORPORATION

                    Name:
                    Title:

I hereby accept the award of Performance Share Units described in this Award Agreement, and I agree to be bound by the terms of the Plan and this Award Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the Performance Share Units shall be final and binding.

______________________________
Date

______________________________
Participant

*Appendix A omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request.